UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2022

AMERICAN INTERNATIONAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50912	90-1898207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4131 N. Central Expwy, Suite 900, Dallas, Texas	75204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 963-2644

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Mangoceuticals Sale

On June 16, 2022, American International Holdings Corp. (the “Company”, “we” or “us”), entered into and closed the transactions contemplated by a Stock Purchase Agreement (the “SPA”), with Cohen Enterprises, Inc. (“Cohen Enterprises”), which entity is owned and controlled by Jacob D. Cohen, the Chief Executive Officer, President and member of the Board of Directors of the Company.

Pursuant to the SPA, which was approved by the Board of Directors (with Mr. Cohen abstaining) and the Audit Committee of the Board of Directors, the Company sold 8,000,000 shares of the outstanding common stock of Mangoceuticals, Inc., a Texas corporation (“Mangoceuticals”), which represented 80% of the then outstanding shares of common stock of Mangoceuticals, to Cohen Enterprises in consideration for $90,000, which was approximately the same amount that had been advanced to Mangoceuticals from the Company through the date of the SPA ($89,200). Cohen Enterprises also acquired the right to be repaid the $90,000 advanced from the Company to Mangoceuticals, from Mangoceuticals, pursuant to the terms of the SPA. As a result of the closing of the SPA, Cohen Enterprises owns 90% of Mangoceuticals (with the remaining 10% of Mangoceuticals being owned by an unrelated third party), and the Company has completely divested its interest in Mangoceuticals.

The Company incorporated Mangoceuticals in October 2021, with the intent of focusing on developing, marketing and selling a variety of men’s wellness products and services via a telemedicine platform. The Company determined to divest its interests in Mangoceuticals in order to focus on developing its pharmacy business through Epiq Scripts, LLC.

The description of the SPA above is not complete and is qualified in its entirety by the full text of the SPA, filed herewith as Exhibit 10.1, which is incorporated by reference into this Item 1.01.

1800 Diagonal Convertible Note Transaction

On June 17, 2022, effective June 16, 2022, the Company entered into a Securities Purchase Agreement with 1800 Diagonal Lending LLC, an accredited investor (“1800 Diagonal”), pursuant to which the Company sold 1800 Diagonal a convertible promissory note in the principal amount of $88,775 (the “1800 Diagonal Note”). The 1800 Diagonal Note accrues interest at a rate of 6% per annum (22% upon the occurrence of an event of default) and has a maturity date of June 17, 2023. The 1800 Diagonal Note included an original issue discount of $4,000 and was purchased for an aggregate of $84,775.

The Company has the right to prepay the 1800 Diagonal Note at any time during the first six months the note is outstanding at the rate of 120% of the unpaid principal amount of the note plus interest. The 1800 Diagonal Note may not be prepaid after the 180th day following the issuance date, unless 1800 Diagonal agrees to such repayment and such terms.

1800 Diagonal may in its option, at any time beginning 180 days after the date of the note, convert the outstanding principal and interest on the 1800 Diagonal Note into shares of our common stock at a conversion price per share equal to 75% of the lowest daily volume weighted average price (“VWAP”) of our common stock during the 7 trading days prior to the date of conversion; provided that such conversion price cannot be lower than 75% of the VWAP on June 17, 2022, provided that if the daily VWAP on any 7 consecutive trading days is ever less than the then applicable floor price, the applicable floor price is reduced to 75% of the VWAP on such seventh trading day. We agreed to reserve three- and one-half times the number of shares of our common stock which may be issuable upon conversion of the 1800 Diagonal Note at all times (initially 2,816,119 shares of common stock).

The 1800 Diagonal Note provides for standard and customary events of default such as failing to timely make payments under the 1800 Diagonal Note when due, the failure of the Company to timely comply with the Securities Exchange Act of 1934, as amended, reporting requirements and the failure to maintain a listing on the OTC Markets. The 1800 Diagonal Note also contains customary positive and negative covenants. The 1800 Diagonal Note includes penalties and damages payable to 1800 Diagonal in the event we do not comply with the terms of such note, including in the event we do not issue shares of common stock to 1800 Diagonal upon conversion of the note within the time periods set forth therein. Additionally, upon the occurrence of certain defaults, as described in the 1800 Diagonal Note, we are required to pay 1800 Diagonal liquidated damages in addition to the amount owed under the 1800 Diagonal Note (including in some cases up to 300% of the amount of the note and in other cases the value of the shares which 1800 Diagonal could have been issued upon the full conversion of the note after including default fees equal to 150% of the amount of such note).

The 1800 Diagonal Securities Purchase Agreement also includes a right of first refusal which prevents the Company from undertaking a financing in an amount less than $150,000 in the nine months following the date of the 1800 Diagonal Note, without first providing 1800 Diagonal a right of first refusal to provide such funding on proposed terms.

At no time may the 1800 Diagonal Note be converted into shares of our common stock if such conversion would result in 1800 Diagonal and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock.

We hope to repay the 1800 Diagonal Note prior to any conversion. In the event that the 1800 Diagonal Note is not repaid in cash in its entirety, Company shareholders may suffer significant dilution if, and to the extent that, the balance of the 1800 Diagonal Note is converted into common stock.

The description of the 1800 Diagonal Note and Securities Purchase Agreement above is not complete and is qualified in its entirety by the full text of the 1800 Diagonal Note and Securities Purchase Agreement, filed herewith as Exhibits 10.3 and 10.2, respectively, which are incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information and disclosures set forth in Item 1.01 above under the heading “Mangoceuticals Sale”, are incorporated by reference into this Item 2.01 in their entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the 1800 Diagonal Note is incorporated by reference in its entirety into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

As described above in Item 1.01, which disclosures are incorporated by reference in this Item 3.02 in their entirety, on June 17, 2022, and effective June 16, 2022, we sold 1800 Diagonal the 1800 Diagonal Note in the principal amount of $88,775. The 1800 Diagonal Note is convertible into our common stock at a discount to the trading price of our common stock as described in greater detail above. We claim an exemption from registration for the issuance of such convertible notes pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances did not involve a public offering, the recipient was an “accredited investor” and acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Assuming no event of default occurs under the 1800 Diagonal Note, the principal amount, and accrued interest on the 1800 Diagonal Note through maturity, could, 180 days following the date of the note, convert into a maximum of 456,250 shares of our common stock, based on a conversion price equal to $0.2063 per share (a 25% discount to the approximate $0.2750, lowest VWAP in the 7 trading days prior to the filing date of this Report), which amount is subject to change (and increase) based on the lowest VWAP during the 10 days trading days prior to, and including, the date of conversion and the other terms of the note, and may not represent the current conversion price of the note.

Item 3.03 Material Modification to Rights of Security Holders.

The information regarding the 1800 Diagonal Note and Securities Purchase Agreement described in Item 1.01, above, is incorporated by reference into this Item 3.03 in its entirety.

Item 8.01 Other Events.

Effective June 1, 2022, the Company moved its headquarters to 4131 N. Central Expwy, Suite 900, Dallas, Texas 75204, and entered into a six month lease, with $1,221 payable per month during such term, provided the lease continues thereafter on a month-to-month basis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Stock Purchase Agreement between American International Holdings Corp. and Cohen Enterprises, Inc., dated June 16, 2022
10.2*	Securities Purchase Agreement between 1800 Diagonal Lending LLC and American International Holdings Corp., dated June 17, 2022, effective June 16, 2022
10.3*	$88,775 Convertible Promissory Note between 1800 Diagonal Lending LLC and American International Holdings Corp., dated June 17, 2022, effective June 16, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL HOLDINGS CORP.

Dated: June 23, 2022	By:	/s/ Jacob D. Cohen
	Name:	Jacob D. Cohen
Chief Executive Officer